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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this _____ day of ____________, 2005 by and between FREESEAS INC., a Marshall Islands corporation (the "Company"), and George D. Gourdomichalis (the "Executive").

                                R E C I T A L S:

         A. The Company's Board of Directors desires to employ the Executive to serve as the Company's Chairman of the Board and President on the terms and subject to the conditions set forth in this Agreement.

         B. The Executive is willing to make his services available to the Company on the terms and subject to the conditions set forth in the Agreement.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

         1.       EMPLOYMENT.

                  1.1 EMPLOYMENT AND TERM. Effective as of ______________, 2005 (the "Commencement Date"), the Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein, for the period (the "Term") beginning on the Commencement Date and expiring on the third anniversary of the Commencement Date (the "Expiration Date"), unless sooner terminated as hereinafter set forth; provided, however, that the Term of this Agreement shall be extended for additional two-year periods if not less than 30 days prior to the Expiration Date or any anniversary thereof, the Company delivers to the Executive written notice that the Term of the Executive's employment hereunder shall be extended for an additional year.

                  1.2 DUTIES OF EXECUTIVE. The Executive shall serve as Chairman of the Board and President of the Company and shall perform the duties of an executive commensurate with such positions, shall diligently perform all services as may be reasonably assigned to him by the Board of Directors of the Company and shall exercise such power and authority as may from time to time be delegated to him by the Board of Directors of the Company. Executive acknowledges and agrees that Executive may be required, without additional compensation, to perform services for any business entity controlling, controlled by, or under common control with the Company by virtue of direct or indirect beneficial ownership of voting securities of or voting interest in the controlled entity (such business entities hereinafter individually and collectively, "Affiliates"), including, but not limited to, service as an officer or director of the Company or any Affiliate. During the Term, and consistent with the foregoing, Executive shall devote his time, attention, skill, and ability to the faithful and diligent performance of the duties and responsibilities described herein.



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         2.       COMPENSATION.

                  2.1 BASE SALARY. The Executive shall receive a base salary at the annual rate of $150,000 (the "Base Salary"). The Base Salary shall be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to any applicable taxes. The Executive's Base Salary may be increased in the Board's discretion, subject to reasonable performance objectives as established by the Board.

                  2.2 ADDITIONAL CASH COMPENSATION. The Executive shall also be entitled to receive such performance or merit bonuses (collectively, a "Bonus") as shall be determined from time to time during the Term by the Board or a designated committee of the Board.

         3.       EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  3.1 EXPENSE REIMBURSEMENT. Upon the submission of supporting documentation by the Executive, and in accordance with Company policies for its executives, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company.

                  3.2 PARTICIPATION IN BENEFIT PLANS. If applicable, the Executive shall be entitled to participate in the Company's insurance plans, deferred compensation plan, stock option plan, retirement income or pension plan, short- and long-term disability programs, or other present or future group employee benefit plan or program of the Company for which executives shall become eligible. Nothing contained in this Agreement shall prevent the Board of Directors from amending, terminating or otherwise altering any such plan, program or arrangement as long as such amendment or alteration equitably affects all executive officers of the Company.

                  3.3 VACATION. The Executive shall be entitled to reasonable paid vacation during each year of the Term, in accordance with the policies of the Company.

                  3.4 STOCK OPTIONS. STOCK OPTIONS. The Executive shall be granted options to acquire 300,000 shares of the Company's Common Stock at an exercise price of $5.00 per share (the "Options"). The Options shall vest at a rate of 1/3 per year, with the first 1/3 vesting immediately upon the signing of this Agreement, the second 1/3 vesting on the first anniversary of this Agreement and the final 1/3 on the second anniversary of this Agreement.

                  3.5 The Executive shall also be entitled from time to time during the Term, in accordance with the Company's policies and with performance objectives as may be established by the Board, to receive grants of additional options to acquire shares of the Company's Common Stock.

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         4.       TERMINATION.

                  4.1 TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement, and Executive's employment, "for cause" at any time. As used herein, "for cause" shall mean any one of the following: (1) the willful breach or habitual neglect by Executive of his job duties and responsibilities;
(2) material default or other material breach by Executive of Executive's obligations hereunder or fraud; or (3) conviction of any crime, excluding minor traffic offenses. In the event the Company terminates the Executive's employment for cause, the Executive shall be entitled to receive only his Base Salary earned up until the date of said termination.

                  4.2 TERMINATION BY DEATH OR DISABILITY. In the event of the Executive's death, this Agreement and the Executive's salary and compensation shall automatically end. If the Executive is unable to perform his employment duties for a cumulative period of 90 business days in any six-month period, this Agreement and Executive's employment will be automatically terminated. The Company will pay the Executive on the date of termination the earned compensation set forth in this Agreement. Any bonus due under Section 2.2 shall be prorated to the date of termination.

         5. CONFIDENTIAL INFORMATION. Executive will, in the course of Executive's duties on behalf of the Company, be advised of certain business matters and affairs of the Company. The duties performed by Executive place Executive in a position of trust and confidence with respect to certain trade secrets and other proprietary information relating to the business of the Company and not generally known to the public. This proprietary information includes sales or sales strategies or prospects, pricing or pricing strategies, advertising or promotional programs, inventions, developments, or discoveries of the Company, customer lists, finances, including prices, costs, and revenues, and other business arrangements, plans, procedures and strategies (collectively, the "Confidential Information"). Both during and after the Term, Executive shall not, directly or indirectly, divulge, publish, communicate, or make available to any person, corporation, governmental agency, or other entity (except in performing Executive's duties hereunder), or use for Executive's own or any other person or entity's purposes or benefit, any Confidential Information. Executive shall use his best efforts to prevent the publication or disclosure by any other person or entity of any such Confidential Information. While Executive is employed by the Company, all documents and Confidential Information compiled, received, held, or used by Executive in connection with the business of the Company shall remain the Company's property. Notwithstanding anything to the contrary contained herein, Confidential Information shall not include (i) information known to Executive prior to his employment with the Company; (ii) information otherwise in the public domain, or (iii) information requested pursuant to judicial process.

         6. BOOKS AND RECORDS. All books, records, accounts and similar repositories of Confidential Information of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the


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exclusive property of the Company, as the case may be, and shall be returned immediately to the Company on termination of this Agreement.

         7. NON-COMPETE. As a condition of employment with the Company, Executive agrees that, so long as Executive is employed by the Company, Executive shall not, directly or indirectly, whether or not for compensation, be engaged in or have any financial interest in any business competing with the business of the Company as conducted or as may be conducted in the future. For purposes of this Agreement, the definition of engaged in or financial interest in a business shall include being employed, or being a partner in an entity which is engaged in a business competing with that of the Company or having an equity or other financial interest in an entity engaged in a business competing with that of the Company. Notwithstanding the foregoing (i) the ownership of securities of any entity representing less than 20% of any class of securities of any entity issued and outstanding, and (ii) any interest acquired by the laws of descent or distribution shall not be prohibited hereunder. Further, the performance of services on behalf of and the owning of securities of any Affiliate shall not be prohibited hereunder.

         8. SOLICITATION OF EMPLOYEES AND CLIENTS. As a condition of employment with the Company, and so long as executive is employed by the Company, Executive shall not directly or indirectly, solicit, interfere with, hire, or entice away from the Company or any of its Affiliates (i) any person who is or was employed by the Company or any of its Affiliates, or (ii) any client or customer of the Company or any potential client or customer of the Company with which the Company was actively engaged in sales or promotional efforts.

         9. INJUNCTION AND EQUITABLE RELIEF. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, together with all other appropriate equitable relief, and that such right to injunction and equitable relief shall be cumulative and in addition to whatever other remedies the Company may possess.

         10. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their personal representatives, successors, heirs and assigns.

         11. SEVERABILITY. Invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

         12. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of Paragraphs are for convenience only, and neither limit nor amplify the provisions of the Agreement itself.

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         13.      GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Marshall Islands.

         14. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and may not be changed or modified except by an agreement in writing signed by all the parties.

         15. NOTICES. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the Company at its principal executive offices and addressed to the Executive at the address first stated herein, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein.

         16. ATTORNEY'S FEES. In the event that any action is filed or arbitration is conducted regarding this Agreement, the unsuccessful party shall pay to the prevailing party, in addition to all other sums that either party may be called on to pay, a reasonable sum for attorney's fees, including fees incurred in negotiation, preparation for trial or arbitration, and all appeals and enforcement proceedings.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed an original.

         18. ASSIGNABILITY. This Agreement shall not be assigned by either party; provided, however, this Agreement may be assigned by the Company without the Executive's consent to the purchaser in a transaction involving the sale of all or substantially all of the Company's assets and Executive may assign the right to receive compensation hereunder to a designee without the Company's consent.



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         IN WITNESS WHEREOF, this Agreement has been duly signed by the parties hereto on the day and year first above written.


                                COMPANY:

                                FREESEAS INC.


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 EXECUTIVE:



                                 ----------------------------------------------
                                 George D. Gourdomichalis







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